UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                          March 19, 2001

                 Commission File Number: 0-29933


               -----------------------------------

                   TRANSAMERICAN HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         77-0434471
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)


 9601 Wilshire Blvd., Suite 620, Beverly Hills, California 90210
             (Address of principal executive offices)

                          (310) 271-4159
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)



Item 4.  Changes in Registrant's Certifying Accountant

          (i) On March 19, 2001, pursuant to a consent of the Board of Directors, TransAmerican Holdings, Inc. ("TransAmerican" or the "Company") approved the engagement of Stonefield Josephson, Inc., Certified Public Accountants, to replace Barry
L. Friedman, P.C. as its independent auditors for the fiscal year ending December 31, 2000, and for the subsequent interim period.

     The change in auditors comes as a result of the recent death of the Company's former auditor, Barry L. Friedman, P.C., of which TransAmerican was just recently informed, while preparing for its 2000 audit.

          (ii) Stonefield Josephson, Inc. have not previously reported on the consolidated financial statements for the Company.

          (iii) The change of independent accountants was ratified by the Company's Board of Directors on March 19, 2001.

          (iv) In connection with the audit of the Company's financial statements for the years ended December 31, 1997, 1998 and 1999, there have been no disagreements with Barry L. Friedman, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Barry L. Friedman, P.C., would have caused them to make reference thereto in their report on the consolidated financial statements for any years for which an audit was undertaken.

          (v) During the most recent fiscal year and through March 19, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 19, 2001

                                   TRANSAMERICAN HOLDINGS, INC.

                                   /s/ Najib E. Choufani
                                   ---------------------
                                   Najib E. Choufani
                                   Chairman and CEO